

Two Harbors Investment Corp.

May 5, 2010

2010 First Quarter Earnings Call

Safe Harbor Statement

Forward-Looking Statements

This presentation may include "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, investors should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "assume," "target," "range," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include higher than expected operating costs, changes in prepayment speeds, inability to acquire target assets at attractive prices, changes in interest rates or the regulatory environment, and unanticipated changes in overall market and economic conditions.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. Two Harbors cautions investors not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information is contained in Two Harbors' filings with the Securities and Exchange Commission ("SEC"). You may obtain these reports from the SEC's website at www.sec.gov.

All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and to the risk factors set forth in our public filings on Form 10-Q and Form 10-K.

Key Highlights

- Completed deployment of initial capital in January 2010.
- Earned $0.40 per diluted common share on a GAAP basis.
- Declared quarterly dividend of $0.36 per share[1] in March 2010.
- Increased book value per share to $9.38 at March 31, 2010, from $9.08 as of December 31, 2009, after adjusting for $0.36 dividend declared in March.
- Completed stock offering in April, issuing 11.5 million common shares for net proceeds of approximately $97 million.

(1) First quarter 2010 dividend may not be indicative of future dividend distributions. The Company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings.

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Operating Performance

Income Statement Data

Operating Performance ($000s except for EPS)		Q1-2010
Interest income	$	6,159
Interest expense		518
Net interest income		5,641
Gain on sale of investment securities, net		1,197
Loss on interest rate swap agreements		(1,547)
Gain on other derivative instruments		946
Total other income		596
Management fees		457
Other G&A expenses		987
Total expenses		1,444
Benefit from income taxes		534
Net income	$	5,327
Basic and diluted earnings per common share	$	0.40

Operating Performance

- $2.5 net premium amortization associated with Agency RMBS portfolio; $1.1 million of accreted discount amortization associated with Non-Agency portfolio
- Sold securities for $10.4 million with an amortized cost of $9.2 million for a net realized gain of $1.2 million
- $0.8 million in realized gains on settlement of TBAs
- Recognized unrealized loss $0.7 million, net of tax, associated with interest rate swaps.

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Change in Stockholders' Equity

Change in Stockholders' Equity ($000, except for per share amounts)	Book Value	Book Value per Share (diluted basis)
Stockholders' equity at December 31, 2009	$ 121,721	$ 9.08
GAAP net income, net of tax	5,327	0.40
Other comprehensive income	3,500	0.26
Dividend declaration	(4,824)	(0.36)
Other	32	-
Stockholders' equity at March 31, 2010	**$ 125,756**	**$ 9.38**

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Portfolio Composition

Portfolio Composition


As of March 31, 2010
Mezzanine
$19
Hybrid ARMs
Senior
$88
$291
Interest Only
$14
Fixed Rate
$108
Agency Bonds
Non-Agency Bonds

Sector	December 31, 2009	March 31, 2010
Agency	$418	$413
Non-Agency	$77	$107
Portfolio	$495	$520

Yields

Portfolio Yield	At December 31, 2009	Realized Q1-2010	At March 31, 2010
Annualized yield	4.7%	4.9%	5.0%
Cost of financing[1]	0.4%	0.5%	0.5%
Net interest spread	4.3%	4.4%	4.5%

Portfolio Metrics

Portfolio Metrics		
Agency:	Weighted average three-month CPR	16.2%
	Weighted average cost basis	$105.0
Non-Agency:	Weighted average three-month CPR	11.6%
	Weighted average cost basis	$56.8
Duration		0.25 yr
Debt-to-Equity		3.6x

(1) Cost of financing is not inclusive of interest swap hedges. At March 31, 2010, our interest rate swaps had an aggregate notional amount of $150 million, which included $100 million with a maturity date of December 2011 at a rate of 1.168% and $50 million with a maturity date of January 2013 at a rate of 1.965%.

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Contact Information

For further information, please contact:

Anh Huynh
Investor Relations
Two Harbors Investment Corp.
612.238.3348
Anh.Huynh@twoharborsinvestment.com

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